EXHIBIT 11

                           RJR NABISCO HOLDINGS CORP.
                       COMPUTATIONS OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                    YEAR ENDED                YEAR ENDED               YEAR ENDED
                                                   DECEMBER 31,              DECEMBER 31,             DECEMBER 31,
                                                     1993(A)                   1992(A)                   1991(A)
                                             ------------------------  ------------------------  -----------------------
                                                            FULLY                     FULLY                    FULLY
                                              PRIMARY      DILUTED      PRIMARY      DILUTED      PRIMARY     DILUTED
                                             ----------  ------------  ----------  ------------  ---------  ------------
Average number of common and common
  equivalent shares outstanding during the
  period (in thousands):
  Common stock issued and outstanding at
    beginning of period....................   1,344,649    1,344,649    1,331,659    1,331,659     580,024      580,024
  Less: shares related to unamortized value
    of restricted stock....................      --           --             (120)        (120)       (344)        (344)
                                             ----------  ------------  ----------  ------------  ---------  ------------
                                              1,344,649    1,344,649    1,331,539    1,331,539     579,680      579,680
  Average number of shares of common stock
    issued during the period...............       3,541        3,541       11,835       11,836     227,764      227,764
  Average number of shares related to value
    of restricted stock earned during the
    period.................................       1,006        1,006           60           60         112          112
  Average number of stock warrants and
    options outstanding during the
    period.................................      --            6,217       20,115       20,167      49,821       52,816
  Average number of shares issuable on
    conversion of redeemable convertible
    preferred stock........................      --           10,498       --           11,203      --          187,769
  Average number of shares issuable on
    conversion of senior converting
    debentures.............................      --            5,548       --           20,203      --           25,453
  ESOP convertible preferred stock.........      --           15,610       --           15,625      --           11,290
  Average number of Series A Depositary
    Shares issued during the period(B).....      --           --           --           --          30,245       30,245
                                             ----------  ------------  ----------  ------------  ---------  ------------
  Average number of common and common
    equivalent shares outstanding during
    the period (in thousands)..............   1,349,196    1,387,069    1,363,549    1,410,633     887,622    1,115,129
                                             ----------  ------------  ----------  ------------  ---------  ------------
                                             ----------  ------------  ----------  ------------  ---------  ------------
Net income (loss) applicable to common
  stock:
  Income (loss) before extraordinary
    item...................................  $       (3)  $       (3)  $      776   $      776   $     368   $      368
  Interest on senior converting debentures
    (net of income taxes)..................      --               17       --               51      --               55
  Preferred stock dividends................         (68)         (43)         (31)      --            (173)      --
  Income tax benefit on ESOP convertible
    preferred stock dividends..............      --               (1)      --               (6)     --               (5)
                                             ----------  ------------  ----------  ------------  ---------  ------------
  Income (loss) before extraordinary item
    applicable to common stock.............         (71)         (30)         745          821         195          418
  Extraordinary item--(loss) gain on early
    extinguishments of debt, net of income
    taxes..................................        (142)        (142)        (477)        (477)     --           --
                                             ----------  ------------  ----------  ------------  ---------  ------------
  Net income (loss) applicable to common
    stock..................................  $     (213)  $     (172)  $      268   $      344   $     195   $      418
                                             ----------  ------------  ----------  ------------  ---------  ------------
                                             ----------  ------------  ----------  ------------  ---------  ------------
Net income (loss) per common and common
  equivalent share:
  Income (loss) before extraordinary
  item.....................................  $    (0.05)  $    (0.02)  $     0.55   $     0.58   $    0.22   $     0.37
  Extraordinary item.......................       (0.10)       (0.10)       (0.35)       (0.34)     --           --
                                             ----------  ------------  ----------  ------------  ---------  ------------
  Net income (loss)........................  $    (0.15)  $    (0.12)  $     0.20   $     0.24   $    0.22   $     0.37
                                             ----------  ------------  ----------  ------------  ---------  ------------
                                             ----------  ------------  ----------  ------------  ---------  ------------

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(A) The calculations of fully diluted earnings per share are antidilutive;
    therefore, primary earnings per share are used for financial statement purposes.

(B) Each Series A Depositary Share represents a one-quarter ownership interest in a share of Series A Preferred Stock of Holdings.